EXHIBIT 10.2

CANA HOLDINGS SHARE PLEDGE AGREEMENT

THIS SHARE PLEDGE AGREEMENT is made as of this 28th day of February, 2023 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among Konstantinos-Gaston Kanaroglou and Konstantina-Mathilde Kanaroglou, (the “Pledgors” and each a “Pledgor”), Cana Laboratories Holding (Cyprus) Limited (as defined below, hereby the “Borrower”) and Cosmos Health Inc., a corporation organized under the laws of the state of Nevada (USA) together with its successors and assigns (hereby the “Pledgee” and/or the “Holder”).

WHEREAS:

A. The Pledgee has executed and delivered to Cana Laboratories Holding (Cyprus) Limited, a corporation organized under the laws of the Republic of Cyprus (the “Borrower”) that certain Secured Promissory Note dated on or about the date hereof (such note, as may be amended, supplemented, restated or modified and in effect from time to time, the “Note”) for the principal amount of Four Million One Hundred Thousand Euros (€4,100,000.00) (the “Principal Amount”). Capitalized terms that are not otherwise defined in this Agreement will have the same meaning as given to them in the Note.

B. Pledgors legally and beneficially own the entirety of the authorized capital stock and equity interests of Borrower (the “Shares”). To induce Pledgee to enter into the Note, Pledgors each have agreed to pledge to Pledgee all of the Shares of the Borrower now or hereafter owned or acquired by Pledgors to secure the Obligations of the Borrower under the Note. Separately, and of the same date hereof, the Borrower has agreed to provide in favor of the Pledgee a share pledge agreement over all of the shares of Pharmaceutical Laboratories Cana S.A., (the “Company”), a corporation organized under the laws of Greece (the “Cana Pharmaceuticals Share Pledge Agreement”).

C. For purposes of this Agreement, “Obligations” means all obligations, liabilities and indebtedness of every nature of Borrower from time to time owed or owing under or in respect of the Note, including, without limitation, the Principal Amount, accrued and unpaid interest, Default Interest, the Default Amount and all fees, costs and expenses heretofore, now and/or from time to time hereafter owing, due or payable by Borrower under an Even of Default.

NOW, THEREFORE, in consideration of the premises and in order to induce Pledgee to issue the Note to Borrower and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Pledgors and the Borrower hereby agree with Pledgee as follows:

1. Pledge. Each Pledgor hereby pledges, assigns, hypothecates, transfers, delivers and grants to Pledgee a first lien on and first priority perfected security interest in and charge (“Pledge, Security Interest and Charge”) over (i) all of its ownership interests in the Shares of the Borrower now owned or hereafter acquired by a Pledgor as further described and listed in Exhibit A hereto (collectively, the “Pledged Shares”), (ii) all certificates, instruments, or other writings representing or evidencing the Pledged Shares, and all stock registry accounts and general intangibles arising out of, or in connection with, the Pledged Shares; and (iii) all "proceeds" as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “UCC”), and in Section 4 articles 169A-169E of the Cyprus Company Law (Chapter 113) and, in any event, shall include, without limitation, all dividends or other income from the Pledged Shares, collections thereon or distributions (cash, stock or otherwise) with respect thereto, including, without limitation, stock dividends, securities, cash, instruments, rights to subscribe, purchase, or sell, and other property, rights, and interest that Pledgor is at any time entitled to receive or is otherwise distributed in respect of, or in exchange for, any or all of the Pledged Shares (“Proceeds”), and without affecting the Obligations, in the event of any consolidation or merger in which the Borrower is not the surviving corporation, all shares of each class of the successor entity formed by or resulting from such consolidation or merger (the collateral described in clauses (i) through (iii) of this Section 1 being collectively referred to as the “Pledged Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated Maturity Date, by acceleration or otherwise) of the Obligations. All of the Pledged Shares now owned by Pledgors which are presently represented by certificates are listed on Exhibit A hereto, which certificates, with undated assignments separate from certificates or stock/membership interest powers duly executed in blank by each Pledgor and irrevocable proxies are being delivered to Pledgee simultaneously herewith. Upon the creation or acquisition of any new Pledged Shares, each Pledgor shall execute an Addendum in the form of Exhibit B attached hereto (a “Pledge Addendum”). Any Pledged Collateral described in a Pledge Addendum executed by a Pledgor shall thereafter be deemed to be listed on Exhibit A hereto. Pledgee shall maintain possession and custody of the certificates representing the Pledged Shares and any additional Pledged Collateral.

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2. Representations and Warranties and Covenants of Pledgors and Borrower. Each Pledgor and the Borrower represents and warrants to Pledgee, and jointly and severally with all Pledgors covenants with Pledgee, that:

(a) Exhibit A sets forth (i) all of the Shares of the Borrower that are issued and outstanding as of the date hereof, and (iii) the percentage and number of the Shares held by Pledgor. Pledgor is the record and beneficial owner of, and has good and marketable title to those Pledged Shares indicated in Exhibit A as owned by Pledgor, and such Pledged Shares and all Shares of Borrower are and will remain free and clear of all pledges, liens, security interests and other encumbrances and restrictions whatsoever (“Encumbrances”), except the Pledge, Security Interest and Charge in favor of Pledgee created by this Agreement;

(b) Except as set forth on Exhibit A, there are no outstanding options, warrants or other similar agreements with respect to the Pledged Shares or any of the other Pledged Collateral;

(c) This Agreement is the legal, valid and binding obligation of Pledgor, enforceable against Pledgor to the extent of his liability as expressly stated in the present Agreement except to the extent that such enforceability is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally, or the availability of equitable remedies, which are subject to the discretion of the court before which an action may be brought;

(d) The Pledged Shares have been duly and validly authorized and issued, are fully paid and non-assessable, and the Pledged Shares listed on Exhibit A, together with all other Shares listed in Exhibit A, constitute all of the issued and outstanding capital stock or other equity interests of the Borrower;

(e) No spousal consent or waiver, consent or waiver of the Borrower, any other Pledgor or any other shareholder, officer or director of the Borrower, consent approval or authorization of or designation or filing with any governmental or regulatory authority on the part of any Pledgor is required in connection with the (i) grant of the Pledge and security interest granted under this Agreement except as specified herein (ii) the perfection or maintenance of the Pledge and security interest created hereby except for the filing of (a) notice of pledge delivered to the Borrower unless waived by the Borrower and (b) registration of the Pledge, Security Interest and Charge created hereby with the register of shareholders of the Borrower or (iii) the exercise by Pledgor of the rights and remedies in respect of the Pledged Shares and Pledged Collateral pursuant to this Agreement;

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(f) The execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, which are applicable to any Pledgor, or of the articles or certificate of incorporation, shareholders agreement, certificate of formation, bylaws or any other similar organizational documents (“Organizational Documents”) of Pledgor or Borrower or of any Shares or other securities issued by Borrower or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which any Pledgor or Borrower is a party or which is binding upon any Pledgor or the Borrower or upon any of the assets of any Pledgor or the Borrower, and will not result in the creation or imposition of any Encumbrance on or in any of the assets of any Pledgor or the Borrower, except as otherwise contemplated by this Agreement;

(g) The pledge, assignment and delivery of the Pledged Shares and the other Pledged Collateral pursuant to this Agreement creates a valid first lien on and perfected first priority Pledge, Security Interest and Charge in such Pledged Shares and Pledged Collateral and the Proceeds thereof in favor of Pledgee, subject to no right of first refusal of any shareholder of the Borrower, no prior Encumbrance or to any agreement purporting to grant to any third party a security interest or Encumbrance in the property or assets of any Pledgor or Borrower which would include the Pledged Shares or any other Pledged Collateral. Until this Agreement is terminated pursuant to Section 14 hereof, each Pledgor covenants and agrees that it will defend, for the benefit of Pledgee, Pledgee’s right, title and security interest in and to the Pledged Shares and Pledged Collateral, and the Proceeds thereof against the claims and demands of all other persons or entities;

(h) No Pledgor nor Borrower (i) will become a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001), (ii) will engage in any dealings or transactions prohibited by Section 2 of such executive order, or (iii) will otherwise become a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other Office of Foreign Asset Control regulation or executive order;

(i) The Borrower is the record and beneficial owner of, and has good and marketable title to all Common Shares of the Company which are duly and validly authorized and issued, are fully paid and non-assessable, and will remain free and clear of all encumbrances, except the Pledge, Security Interest and Charge in favor of Pledgee created by the Cana Pharmaceuticals Share Pledge Agreement;

(j) So long as the Borrower shall have any obligation under the Note, the Pledgors and the Borrower jointly and severally shall procure that the Borrower shall not, and the Company shall not, without the Holder’s written consent issue any new shares, convertible notes or bonds or any other securities or enter into any transaction that would result in the issuance of any new shares, convertible notes or bonds or any other securities;

(k) So long as the Borrower shall have any obligation under this Note and unless approved in writing by the Holder (which such approval not to be unreasonably withheld), the Pledgors and the Borrower jointly and severally shall procure that Borrower and Company shall not directly or indirectly: (a) change the nature of Borrower’s business or the Company’s business; (b) sell, divest, change the structure of any material assets of the Borrower, the Company or any Subsidiary other than in the ordinary course of business;

(l) So long as the Borrower shall have any obligation under the Note, the Pledgors and the Borrower jointly and severally shall procure shall not without the Holder’s written consent, the Borrower and the Company shall not use the proceeds of the Note for any other purpose other than as provided in the Note.

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3. Dividends, Distributions, Etc. If, prior to irrevocable repayment in full in cash of the Obligations, any Pledgor shall receive any certificate or notice (including, without limitation, any certificate or notice representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization, merger or consolidation), or any Proceeds, options or rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Shares or otherwise, Pledgor agrees, in each case, to accept the same as Pledgee’s agent and to hold the same in trust for Pledgee, and to deliver the same promptly (but in any event within five days) to Pledgee in the exact form received, with the endorsement of Pledgor when necessary and/or with appropriate undated assignments separate from certificates or stock powers duly executed in blank to be held by Pledgee subject to the terms hereof, as additional Pledged Collateral. Each Pledgor shall promptly deliver to Pledgee (i) a Pledge Addendum with respect to such additional certificates or notices, and (ii) any financing statements or amendments to financing statements as requested by Pledgee. Each Pledgor hereby authorizes Pledgee to attach each such Pledge Addendum to this Agreement. Except as provided in Section 4(b) below, all sums of money and property so paid or distributed in respect of the Pledged Shares which are received by any Pledgor shall, until paid or delivered to Pledgee, be held by such Pledgor in trust for Pledgee as additional Pledged Collateral.

4. Voting Rights; Dividends; Certificates.

(a) So long as no Event of Default has occurred and is continuing under this Agreement, the Security Agreement or the Note (an “Event of Default”), each Pledgor shall be entitled (subject to the other provisions hereof, including, without limitation, Section 9 below) to exercise its voting and other consensual rights with respect to the Pledged Shares and otherwise exercise the incidents of ownership thereof in any manner not inconsistent with this Agreement, the Security Agreement and the Note. Each Pledgor hereby grants to Pledgee or its nominee, an irrevocable proxy to exercise all voting, corporate and limited liability company rights relating to the Pledged Shares in any instance, which proxy shall be effective, at the discretion of Pledgee, solely upon the occurrence and during the continuance of an Event of Default. Upon the request of Pledgee at any time, each Pledgor agrees to deliver to Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Shares as Pledgee may request.

(b) So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to receive cash dividends or other distributions made in respect of the Pledged Shares, but only to the extent permitted to be made pursuant to the terms of the Note. Upon the occurrence and during the continuance of an Event of Default, in the event that any Pledgor, as record and beneficial owner of the Pledged Shares, shall have received or shall have become entitled to receive, any cash dividends or other distributions or Proceeds in the ordinary course, Pledgor shall deliver to Pledgee, and Pledgee shall be entitled to receive and retain, all such cash or other distributions or Proceeds as additional security for the Obligations.

(c) Subject to any sale or other disposition by Pledgee of the Pledged Shares and Pledged Collateral pursuant to this Agreement, upon the indefeasible full payment in cash, satisfaction and termination of all of the Obligations and the termination of this Agreement pursuant to Section 15 hereof and of the liens and security interests hereby granted, the Pledged Shares, the other Pledged Collateral and any other property then held as part of the Pledged Collateral in accordance with the provisions of this Agreement shall be returned to such Pledgor or to such other persons or entities as shall be legally entitled thereto in their original status and along with any documents (including but not limited to certificates and proxies) provided to the Pledgee.

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5. Registration and Perfection of Pledge. In furtherance of the grant of the Pledge, Security Interest and Charge pursuant to Section 1 hereof, each Pledgor, until the Note is paid in full, hereby agrees as follows: (i) to give, execute, deliver, file and/or record any financing statement, notice of pledge delivered to the Borrower unless waived by the Borrower, the registration of the Pledge in the register of shareholders or at the governing website for companies (www.companies.gov.cy), instrument or document that may be necessary (in the reasonable judgment of Pledgee) to preserve or perfect the Pledge and security interest granted pursuant hereto or to enable Pledgee to exercise and enforce its rights hereunder with respect to such Pledge, Security Interest or Charge, including, without limitation, causing any or all of the Pledged Shares to be transferred of record into the name of Pledgee or its nominee, provided, however, that none of the foregoing shall increase such Pledgor’s liabilities or obligations or diminish such Pledgor’s rights or remedies; and (ii) during the continuance of an Event of Default which remains uncured after the expiration of applicable notice, grace and cure periods, permit representatives of Pledgee, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Pledged Shares and other Pledged Collateral, and permit representatives of Pledgee to be present at such Pledgor's place of business during normal business hours, upon reasonable prior written notice, to receive copies of all material communications and remittances relating to the Pledged Collateral, and forward copies of any material notices or communications received by such Pledgor with respect to the Pledged Collateral, all in such manner as Pledgee may reasonably require.

6. Obligation of the Pledgee: The Pledgee shall furnish due notice of the pledge to the Borrower along with a certified copy of the share pledge agreement as article 138 2(a) of the Contract Law (Ch. 149) of Cyprus for the proper registration of the pledge to the Borrower’s records.

7. Obligation of the Pledgor and/or Borrower: The Borrower upon receipt of due notice of the Pledge along with the present Pledge Agreement shall thereafter enter a Memorandum of the pledge in its register of members insofar as this relates to the shares pledged under the present Share Pledge Agreement. The Borrower’s secretary shall issue a confirmation certificate to the effect that a Memorandum of pledge, has been properly entered in the Register of Members of the Borrower. Upon the indefeasible full payment in cash, satisfaction and termination of all of the Obligations and the termination of this Agreement the Pledgee shall take such steps as may be required to restore the Pledgor’s inalienable right to the pledges share free from any encumbrances and return safely to the Pledgor all the documents originally provided.

8. Rights of Pledgee. Pledgee shall not be liable for failure to collect or realize upon the Obligations or any Pledge, Security Interest and Charge hereunder, or any part thereof, or for any delay in so doing, nor shall Pledgee be under any obligation to take any action whatsoever with regard thereto. Any or all of the Pledged Shares held by Pledgee hereunder may, if an Event of Default has occurred and is continuing, with the necessary notice, be registered in the name of Pledgee or its nominee, and Pledgee or its nominee may thereafter with the necessary notice exercise all voting and corporate rights at any meeting with respect to the Borrower and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if it were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment with respect to the Borrower or upon the exercise by the Borrower, Pledgor or Pledgee of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may reasonably determine, all without liability except to account for property actually received by Pledgee, but Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

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9. Remedies. Upon the occurrence and during the continuance of an Event of Default, Pledgee may exercise in respect of the Pledged Shares and other Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies attached to them, only to the extent that they are not precluded herein. Both parties understand and expressly agree that the liability of the Pledgor will be limited up to the value of the shares he/she pledged and/or up to the value recovered in a potential sale of these shares on the free market. For avoidance of any doubt, in case of an Event of Default, the Pledgor will not be held accountable and/or liable for any loss and/or damage and/or otherwise incurred by the Pledgee or any other third party. The Pledgee expressly agrees that they shall not have any other claim of any nature, personal or otherwise against the Pledgor other than the right to collect, receive, appropriate and realize upon the Pledged Shares or other Pledged Collateral as contemplated in this Agreement. Without limiting the foregoing, in case the Pledgee notifies the Pledgor of the occurrence of an Event of Default, then the Pledgee may, and will be entitled to upon the occurrence and during the continuance of an Event of Default forthwith to collect, receive, appropriate and realize upon the Pledged Shares or other Pledged Collateral, or any part thereof, and/or may forthwith date and otherwise fill in the blanks on any assignments separate from certificates or stock power or otherwise sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Shares or other Pledged Collateral, or any part thereof, in one or more portions at one or more public or private sales or dispositions, at any exchange or broker’s board or at any of Pledgee’s offices or elsewhere upon such terms and conditions as Pledgee may deem advisable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right to Pledgee upon any such sale, public or private, to purchase the whole or any part of said Pledged Shares so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby expressly waived or released. Pledgee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, sale or disposition, after deducting all costs and expenses of every kind incurred therein or incidental to the safekeeping of any and all of the Pledged Shares or other Pledged Collateral or in any way relating to the rights of Pledgee hereunder, including reasonable attorneys’ fees and legal expenses, to the payment, in whole or in part, of the Obligations, in such order as Pledgee may elect. Only after so paying over such net proceeds and after the payment by Pledgee of any other amount required by any provision of law, including, without limitation the article 134 of the Cyprus Law of Contracts (Chap. 149) or the equivalent under any Pledge Law, shall Pledgee be required to account for the surplus, if any, to any Pledgor. Each Pledgor agrees that Pledgee need not give more than ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to any Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition.

10. No Right of First Refusal. Notwithstanding any provision in any Organizational Documents of Borrower, the Cyprus Companies Law or any Pledge Law to the contrary, the undersigned Pledgors, constituting all of the Shareholders of the Borrower hereby acknowledge that each Pledgor, as applicable, shall pledge to the Pledgee all of such Pledgor’s right, title and interest in the Pledged Shares and, upon any foreclosure as a result of an Event of Default, the successful bidder (which may include the Pledgee) will be deemed admitted as a shareholder of the Borrower, and will automatically succeed to all of such pledged right, title and interest, including without limitation such Pledgor’s right to vote and participate in the management and business affairs of the Borrower, right to a share of the profits and losses of the Borrower and right to receive dividends and other Proceeds from the Borrower.

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11. No Disposition, Etc. Until the irrevocable payment in full in cash of the Obligations, Pledgors agree that they will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Shares or any other Pledged Collateral, nor will any Pledgor create, incur or permit to exist any pledge or any other Encumbrance, Pledge, Security Interest and Charge with respect to any of the Pledged Shares or any other Pledged Collateral, or any interest therein, or any Proceeds thereof, except for the lien and security interest of Pledgee provided for by this Agreement.

12. Sale of Pledged Interests.

(a) Each Pledgor recognizes that, if Pledgee may be unable to effect a public sale or disposition (including, without limitation, any disposition in connection with a merger of the Borrower) of any or all the Pledged Shares by reason of certain prohibitions contained in any Pledge Law or other applicable laws, Pledgee may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and each Pledgor agrees that it is not commercially unreasonable for Pledgee to engage in any such private sales or dispositions under such circumstances. Pledgee shall be under no obligation to delay a sale or disposition of any of the Pledged Shares in order to permit a Pledgor or the Borrower to register such securities for public sale under any Pledge Law, or under any other laws, even if a Pledgor or the Borrower would agree to do so.

(b) Each Pledgor agrees not to exercise any and all rights of subrogation it may have against the Borrower upon the sale or disposition of all or any portion of the Pledged Shares or other Pledged Collateral by Pledgee pursuant to the terms of this Agreement until the termination of this Agreement in accordance with Section 14 below.

13. No Waiver; Cumulative Remedies. Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of its remedies hereunder, and no waiver by Pledgee shall be valid unless in writing and signed by Pledgee, and then only to the extent therein set forth. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any further occasion. No course of dealing between any Pledgor and Pledgee and no failure to exercise, nor any delay in exercising on the part of Pledgee of, any right, power or privilege hereunder or under the Note shall impair such right or remedy or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law or in the Note.

14. Termination. This Agreement and the Pledge, Security Interest and Charge granted hereunder shall terminate and Pledgee, at the Pledgors’ sole joint and several cost and expense, shall return any Pledged Shares or other Pledged Collateral then held by Pledgee in accordance with the provisions of this Agreement to Pledgors upon the termination of the Note and the full and complete performance and indefeasible satisfaction of all of the Obligations (i) in respect of the Note (including, without limitation, the indefeasible payment in full in cash of all such Obligations) and (ii) with respect to which claims have been asserted by Pledgee.

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15. Possession of Pledged Shares. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Shares in the physical possession of Pledgee pursuant hereto, neither Pledgee, nor any nominee of Pledgee, shall have any duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto (including any duty to ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to the Pledged Shares and any duty to take any necessary steps to preserve rights against any parties with respect to the Pledged Shares), and shall be relieved of all responsibility for the Pledged Shares upon surrendering them to any Pledgor. Each Pledgor assumes the responsibility for being and keeping itself informed of the financial condition of the Borrower and of all other circumstances bearing upon the risk of non-payment of the Obligations, and Pledgee shall have no duty to advise any Pledgor of information known to Pledgee regarding such condition or any such circumstance. Pledgee shall have no duty to inquire into the powers of the Borrower or its officers, directors, managers, members, partners or agents thereof acting or purporting to act on its behalf.

16. Force Majeure. Any Party affected by a Force Majeure and thereby prevented from performing its obligations under this Agreement shall provide reasonable notice in writing to the other Party but shall not be considered in breach of the Agreement or otherwise liable for failure or delay of completing such obligations and the obligations of the other Party shall be suspended to the same extend as of the affected Party.

17. Taxes and Expenses. Pledgors and Borrower will jointly and severally pay to Pledgee within the Applicable Time Frame (as hereafter defined) (a) any taxes (excluding income taxes, franchise taxes, value-added taxes or other taxes levied on gross earnings, profits or the like of Pledgee) or registration fees payable or ruled payable by any applicable governmental authority in respect of this Agreement, together with interest and penalties, if any, and (b)all expenses, including the fees and expenses of counsel for Pledgee and of any experts and agents that Pledgee may incur in connection with (i) the administration, modification or amendment of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Shares, (iii) the exercise or enforcement of any of the rights of Pledgee hereunder, or (iv) the failure of any Pledgor to perform or observe any of the provisions hereof. For purposes hereof, the term “Applicable Time Frame” means the earlier of (y) ten (10) days after Pledgee’s written demand for such payment and (z) the date set forth in Pledgee’s written demand for such payment if such payment is required to be made by Pledgee prior to the ten (10) day period referred to in the foregoing clause “(z)”.

18. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of Cyprus, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than Cyprus. Each party hereby irrevocably submits to the exclusive jurisdiction of Greece and specifically the Athenian courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

19. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile, .pdf or similar electronically transmitted signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

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20. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

21. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

22. ENTIRE AGREEMENT; AMENDMENTS. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, SUPERSEDES ALL OTHER PRIOR ORAL OR WRITTEN AGREEMENTS BETWEEN ANY PLEDGOR, PLEDGEE, THEIR AFFILIATES AND PERSONS ACTING ON THEIR BEHALF WITH RESPECT TO THE MATTERS DISCUSSED HEREIN, AND THIS AGREEMENT, TOGETHER WITH THE NOTE AND THE OTHER INSTRUMENTS REFERENCED HEREIN AND THEREIN, CONTAIN THE ENTIRE UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE MATTERS COVERED HEREIN AND THEREIN AND, EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR THEREIN, NEITHER THE PLEDGEE NOR ANY PLEDGOR MAKES ANY REPRESENTATION, WARRANTY, COVENANT OR UNDERTAKING WITH RESPECT TO SUCH MATTERS. AS OF THE DATE OF THIS AGREEMENT, THERE ARE NO UNWRITTEN AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS DISCUSSED HEREIN. EXCEPT AS SET FORTH IN SECTION 1 HEREOF, NO PROVISION OF THIS AGREEMENT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED OTHER THAN BY AN INSTRUMENT IN WRITING SIGNED BY THE PLEDGOR AND PLEDGEE.

23. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, facsimile, or electronic mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, upon electronic mail delivery, or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Pledgee, to:

COSMOS HEALTH INC.

141 West Jackson Blvd, Suite 4236

Chicago, Illinois 60604

Attn: Grigorios Siokas

e-mail: greg.ceo@cosmoshealthinc.com

with a copy (which shall not constitute notice) to:

Davidoff Hutcher & Citron LLP

605 Third Avenue, 34th Floor

New York, New York 10158

Attention: Elliot H. Lutzker, Esq.

Email: ehl@dhclegal.com

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If to the Borrower:

Cana Laboratories Holding (CYPRUS) Limited

12 Arsinois, Agia Marina Chrysochous, Pafos 8881, Cyprus

Attention: Kosta Kanaroglou

e-mail: kosta.kanaroglou@gmail.com

If to the Pledgors:

Pharmaceutical Laboratories Cana SA

446 Irakliou Avenue, Iraklio Attica, 14122, Greece

Attention: Kosta Kanaroglou and Konstantina Kanaroglou

Email: k.kanaroglou@cana.gr and konstantinac@gmail.com

24. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Note. No Pledgor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of Pledgee. Pledgee may assign its rights hereunder without the consent of Pledgor, in which event such assignee shall be deemed to be Pledgee hereunder with respect to such assigned rights.

25. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

26. Survival. All representations, warranties, covenants and agreements of the Pledgors and Pledgee shall survive the execution and delivery of this Agreement.

27. Further Assurances. Each Pledgor agrees that it will, at any time and from time to time upon the written request of Pledgee, execute and deliver all assignments separate from certificates or stock powers, financing statements, notices, registrations, and such further documents and do such further acts and things as Pledgee may reasonably request consistent with the provisions hereof in order to carry out the intent and accomplish the purpose of this Agreement and the consummation of the transactions contemplated hereby.

28. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

29. Pledgee Authorized. Each Pledgor hereby authorizes Pledgee to file one or more financing or continuation statements, notices, registrations and amendments thereto (or similar documents required by any laws of any applicable jurisdiction) relating to all or any part of the Pledged Shares or other Pledged Collateral and the Pledge, Security Interest and Charge created hereunder without the signature of any Pledgor.

30. Borrower Acknowledgement. Borrower hereby acknowledges receipt of an executed copy of this Agreement and waives any requirement for a notice from the Pledgors or Pledgee regarding same. The Borrower hereby agrees and Pledgors hereby covenant that they shall procure, that the Borrower shall promptly to record on its books and records as required under applicable law the grant of the Pledge, Security Interest and Charge over the Pledged Shares, and they will delivered to the Pledgee the necessary certificate.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered individually or by their duly authorized officer (as the case may be) on the date first above written.

PLEDGEE:

COSMOS HEALTH INC.

By:	/s/ Grigorios Siokas
Name:	Grigorios Siokas
Title:	Chief Executive Officer

PLEDGORS:		BORROWER: CANA LABORATORIES HOLDING (CYPRUS) LIMITED

By:	/s/ Konstantinos-Gaston Kanaroglou	By:	/s/ Konstantinos-Gaston Kanaroglou
Name:	Konstantinos-Gaston Kanaroglou	Name:	Konstantinos-Gaston Kanaroglou
		Title:	Owner

By:	/s/ Konstantina-Mathilde Kanaroglou	By:	/s/ Konstantina-Mathilde Kanaroglou
Name:	Konstantina-Mathilde Kanaroglou	Name:	Konstantina-Mathilde Kanaroglou
		Title:	Owner

		By:	/s/ George Dakis
		Name:	George Dakis
		Title:	Legal Representative

WITNESSES

1. Sign:	/s/ Nikolaos Diakoniarakis	2. Sign:	/s/Argyro Vidou
Name and Address:		Name and Address:
Nikolaos Diakoniarakis		Argyro Vidou
ID: ΑΖ 050484		ID: AK 809371
C/O DBS Global		C/O DBS Global
67 Iraklitou Av.		67 Iraklitou Av.
Patima Chalandriou 152 38		Patima Chalandriou 152 38
Greece		Greece

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EXHIBIT A

to Pledge Agreement

Description of Pledged Shares

Pledgor	Class	Stock Certificate No.	Percentage and Number of Stock Held by Pledgor
Konstantinos-Gaston, Kanaroglou	Ordinary	1 – 25.000	50%
Konstantina-Mathilde, Kanaroglou	Ordinary	26.001 – 50.000	50%
TOTAL			100%

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EXHIBIT B

to Pledge Agreement

Addendum to Pledge Agreement

The undersigned, being the Pledgor pursuant to that certain Pledge Agreement dated as of February 28th, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) in favor of Cosmos Health Inc., a Nevada corporation (“Pledgee”), by executing this Addendum, hereby acknowledges that Pledgor has acquired and legally and beneficially owns all of the issued and outstanding [shares of capital stock ] described below (the “Shares”) of Cana Laboratories Holding (Cyprus) Limited, a corporation organized under the laws of the Republic of Cyprus (“Borrower”).  Pledgor hereby agrees and acknowledges that the Shares shall be deemed Pledged Shares pursuant to the Pledge Agreement.  Pledgor hereby represents and warrants to Pledgee that (i) all of the Shares of the Borrower now owned by Pledgor is presently represented by the certificates listed below, which certificates, with undated assignments separate from certificate or stock powers duly executed in blank by Pledgor, are being delivered to Pledgee, simultaneously herewith (or have been previously delivered to Pledgee), and (ii) after giving effect to this addendum, the representations and warranties set forth in Section 3 of the Pledge Agreement are true, complete and correct as of the date hereof.

Pledged Shares

Name of the Pledgor	Class of Equity Interest	Certificate No.	Percentage of Shares Held by Pledgor

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IN WITNESS WHEREOF, Pledgor has executed this Addendum this ___ day of ________, 202___.

By:  ______________________________

Name: Konstantinos-Gaston Kanaroglou

By:  ______________________________

Name: Konstantina-Mathilde Kanaroglou

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